EXHIBIT 4.01

CADENCE DESIGN SYSTEMS, INC.

as the Company

and

WELLS FARGO BANK, NATIONAL ASSOCIATION

as Trustee

Indenture

Dated as of October 9, 2014

i

ii

iii

INDENTURE, dated as of October 9, 2014, between Cadence Design Systems, Inc., a Delaware corporation, as the Company, and Wells Fargo Bank, National Association, a national banking association organized under the laws of the United States of America, as Trustee (the “Trustee”).

RECITALS OF THE COMPANY

WHEREAS, the Company has duly authorized the issue from time to time of its senior notes to be issued in one or more series (the “Securities”) up to such principal amount or amounts as may from time to time be authorized in accordance with the terms of this Indenture and to provide, among other things, for the authentication, delivery and administration thereof, the Company has duly authorized the execution and delivery of this Indenture; and

WHEREAS, all things necessary to make this Indenture a valid indenture and agreement according to its terms have been done;

NOW, THEREFORE:

In consideration of the premises and the purchases of the Securities by the holders thereof, the Company and the Trustee mutually covenant and agree for the equal and proportionate benefit of the respective holders from time to time of the Securities or of any and all series thereof, as follows:

ARTICLE 1

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01. Definitions. The following terms (except as otherwise expressly provided or unless the context otherwise clearly requires) for all purposes of the Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section, unless otherwise provided in any supplemental indenture, Officer’s Certificate or Board Resolution with respect to any series of Securities.

“Affiliate” of any Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such Person. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling”, “controlled”, “controlled by” and “under common control with”) when used with respect to any Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

“Agent” means any Registrar, Paying Agent, transfer agent or Authenticating Agent.

“Board Resolution” means one or more resolutions of the board of directors of the Company or any authorized committee thereof, certified by the secretary or an assistant secretary to have been duly adopted and to be in full force and effect on the date of certification, and delivered to the Trustee.

“Business Day” means any day, other than a Saturday, Sunday or other day on which banking institutions in New York, New York are authorized or required by law to close.

“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

“Company” means the party named as such in the first paragraph of this Indenture until a successor replaces it pursuant to Article 5 of this Indenture and thereafter means the successor.

“Corporate Trust Office” means the office of the Trustee at which the corporate trust business of the Trustee shall, at any particular time, be administered, which office is, at the date of this Indenture, located at 333 S. Grand Avenue, 5th Floor, Suite 5A, Los Angeles, California 90071, Attention: Corporate, Municipal and Escrow Solutions, Cadence Design Systems, Inc. Corporate Trust Administrator.

“Default” means any event that is, or after notice or passage of time or both would be, an Event of Default.

“Depositary” means, with respect to the Securities of any series issuable or issued in the form of one or more Global Securities, the Person designated as Depositary by the Company pursuant to Section 2.03 until a successor Depositary shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Depositary” shall mean or include each Person who is then a Depositary hereunder, and if at any time there is more than one such Person, “Depositary” as used with respect to the Securities of any such series shall mean the Depositary with respect to the Global Securities of that series.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“GAAP” means generally accepted accounting principles in the U.S. as in effect as of the date hereof including, without limitation, those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as is approved by a significant segment of the accounting profession.

“Global Security” means a Security evidencing all or a part of a series of Securities, issued to the Depositary for such series in accordance with Section 2.02, and bearing the legend prescribed in Section 2.02.

“Holder” or “Securityholder” means the registered holder of any Security on the Security Register.

“Indebtedness” means, with respect to any Person on any date of determination (without duplication):

(1) the principal of and premium (if any) in respect of indebtedness of such Person for borrowed money; and

(2) the principal of and premium (if any) in respect of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments.

For avoidance of doubt, (a) obligations in respect of hedging transactions and cash management obligations, (b) accrued payables and trade credit and (c) obligations in respect of taxes shall not be Indebtedness.

“Indenture” means this Indenture as originally executed and delivered or as it may be amended or supplemented from time to time by one or more indentures supplemental to this Indenture entered into pursuant to the applicable provisions of this Indenture and shall include the forms and terms of the Securities of each series established as contemplated pursuant to Sections 2.01 and 2.03.

“Officer” means, with respect to the Company, the chairman of the board of directors, the chief executive officer, the president, the chief financial officer, any executive vice president, any senior vice president, any vice president, the treasurer or the secretary or, in the event that the Company is a partnership or a limited liability company that has no such officers, a person duly authorized under applicable law by the general partner, managers, members or a similar body to act on behalf of the Company.

“Officer’s Certificate” means a certificate signed in the name of the Company by an Officer of the Company and delivered to the Trustee.

“Opinion of Counsel” means a written opinion signed by legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

“original issue date” of any Security (or portion thereof) means the earlier of (i) the date of authentication of such Security or (ii) the date of any Security (or portion thereof) for which such Security was issued (directly or indirectly) on registration of transfer, exchange or substitution.

“Original Issue Discount Security” means any Security that provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof pursuant to Section 6.02.

“Periodic Offering” means an offering of Securities of a series from time to time, the specific terms of which Securities, including, without limitation, the rate or rates of interest, if any, thereon, the stated maturity or maturities thereof and the redemption provisions, if any, with respect thereto, are to be determined by the Company or its agents upon the issuance of such Securities.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Principal” of a Security means the principal amount of, and, unless the context indicates otherwise, includes any premium payable on, the Security.

“Responsible Officer” when used with respect to the Trustee, shall mean an officer of the Trustee in the Corporate Trust Office, having direct responsibility for the administration of this Indenture, and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

“Securities” means any of the securities, as defined in the first paragraph of the recitals hereof, that are authenticated and delivered under this Indenture.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Subsidiary” of any Person means (1) any corporation, association or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total ordinary voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof (or Persons performing similar functions) or (2) any partnership, joint venture, limited liability company or similar entity of which more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, is, in the case of clauses (1) and (2), at the time owned or controlled, directly or indirectly, by (a) such Person, (b) such Person and one or more Subsidiaries of such Person or (c) one or more Subsidiaries of such Person. Unless otherwise specified herein, each reference to a Subsidiary will refer to a Subsidiary of the Company.

“Trustee” means the party named as such in the first paragraph of this Indenture until a successor replaces it in accordance with the provisions of Article 7 and thereafter shall mean or include each Person who is then a Trustee hereunder, and if at any time there is more than one such Person, “Trustee” as used with respect to the Securities of any series shall mean the Trustee with respect to Securities of that series.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended.

“U.S. Government Obligations” means securities that are (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (ii) obligations of an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of interest on or principal of the U.S. Government Obligation evidenced by such depository receipt.

“Yield to Maturity” means, as the context may require, the yield to maturity (i) on a series of Securities or (ii) if the Securities of a series are issuable from time to time, on a Security of such series, calculated at the time of issuance of such series in the case of clause (i) or at the time of issuance of such Security of such series in the case of clause (ii), or, if applicable, at the most recent redetermination of interest on such series or on such Security, and calculated in accordance with the constant interest method or such other accepted financial practice as is specified in the terms of such Security.

Section 1.02. Other Definitions. Each of the following terms is defined in the section set forth opposite such term:

Term	Section

Authenticating Agent	2.02
Cash Transaction	7.03(a)
Dollars	4.02
EDGAR	4.05
Event of Default	6.01
Judgment Currency	10.15(a)
mandatory sinking fund payment	3.05
optional sinking fund payment	3.05
Paying Agent	2.05
record date	2.04
Registrar	2.05
Required Currency	10.15(a)
Security Register	2.05
Successor Company	5.01
self-liquidating paper	7.03(b)
sinking fund payment date	3.05
tranche	2.14

Section 1.03. Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the Trust Indenture Act, the provision is incorporated by reference in and made a part of this Indenture. The following terms used in this Indenture that are defined by the Trust Indenture Act have the following meanings:

“indenture securities” means the Securities;

“indenture security holder” means a Holder or a Securityholder;

“indenture to be qualified” means this Indenture;

“indenture trustee” or “institutional trustee” means the Trustee; and

“obligor” on the indenture securities means the Company or any other obligor on the Securities.

All other terms used in this Indenture that are defined by the Trust Indenture Act, defined by reference in the Trust Indenture Act to another statute or defined by a rule of the Commission and not otherwise defined herein have the meanings assigned to them therein.

Section 1.04. Rules of Construction. Unless the context otherwise requires:

(a) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(b) words in the singular include the plural, and words in the plural include the singular;

(c) “herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

(d) all references to Sections or Articles refer to Sections or Articles of this Indenture unless otherwise indicated; and

(e) use of masculine, feminine or neuter pronouns should not be deemed a limitation, and the use of any such pronouns should be construed to include, where appropriate, the other pronouns.

ARTICLE 2

THE SECURITIES

Section 2.01. Form and Dating. The Securities of each series shall be substantially in such form or forms as shall be established by or pursuant to one or more Board Resolutions or in one or more indentures supplemental hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have imprinted or otherwise reproduced thereon such legend or legends or endorsements, not inconsistent with the provisions of this Indenture, as may be required to comply with any law, or with any rules of any securities exchange or usage, all as may be determined by the officers executing such Securities as evidenced by their execution of the Securities.

Section 2.02. Execution and Authentication. An Officer shall execute the Securities for the Company by facsimile or manual signature in the name and on behalf of the Company. If an Officer whose signature is on a Security no longer holds that office at the time the Security is authenticated, the Security shall nevertheless be valid.

The Trustee, at the expense of the Company, may appoint an authenticating agent (the “Authenticating Agent”) to authenticate Securities. The Authenticating Agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such Authenticating Agent.

A Security shall not be valid until the Trustee or Authenticating Agent manually signs the certificate of authentication on the Security by an authorized signatory. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities of any series executed by the Company to the Trustee for authentication together with the applicable documents referred to below in this Section, and the Trustee shall thereupon authenticate and deliver such Securities to or upon the written order of the Company. In authenticating any Securities of a series, the Trustee shall be entitled to receive prior to the authentication of any Securities of such series, and (subject to Article 7) shall be fully protected in relying upon:

(a) any Board Resolution and/or executed supplemental indenture referred to in Sections 2.01 and 2.03 by or pursuant to which the forms and terms of the Securities of that series were established;

(b) an Officer’s Certificate setting forth the form or forms and terms of the Securities, stating that the form or forms and terms of the Securities of such series have been, or, in the case of a Periodic Offering, will be when established in accordance with such procedures as shall be referred to therein, established in compliance with this Indenture and that all conditions precedent required by this Indenture for the authentication and delivery of the Securities have been complied with; and

(c) an Opinion of Counsel substantially to the effect that the form or forms and terms of the Securities of such series have been, or, in the case of a Periodic Offering, will be when established in accordance with such procedures as shall be referred to therein, established in compliance with this Indenture and that the supplemental indenture, to the extent applicable, and the Securities have been duly authorized and, if executed and authenticated in accordance with the provisions of this Indenture and delivered to and duly paid for by the purchasers thereof on the date of such opinion, would be entitled to the benefits of this Indenture and would be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject to bankruptcy, insolvency, reorganization, receivership, moratorium and other similar laws affecting creditors’ rights generally, general principles of equity, and covering such other matters as shall be specified therein and as shall be reasonably requested by the Trustee.

The Trustee shall not be required to authenticate such Securities if the issue of such Securities pursuant to this Indenture will affect the Trustee’s own rights, duties or immunities under the Securities and this Indenture or otherwise in a manner which is not reasonably acceptable to the Trustee.

Notwithstanding the provisions of Sections 2.01 and 2.02, if, in connection with a Periodic Offering, all Securities of a series are not to be originally issued at one time, it shall not be necessary to deliver the Board Resolution otherwise required pursuant to Section 2.01 or the written order, Officer’s Certificate and Opinion of Counsel otherwise required pursuant to Section 2.02 at or prior to the authentication of each Security of such series if such documents are delivered at or prior to the authentication upon original issuance of the first Security of such series to be issued.

With respect to Securities of a series offered in a Periodic Offering, the Trustee may rely, as to the authorization by the Company of any of such Securities, the forms and terms thereof and the legality, validity, binding effect and enforceability thereof, upon the Opinion of Counsel and the other documents delivered pursuant to Sections 2.01 and 2.02, as applicable, in connection with the first authentication of Securities of such series.

If the Company shall establish pursuant to Section 2.03 that the Securities of a series or a portion thereof are to be issued in the form of one or more Global Securities, then the Company shall execute and the Trustee shall authenticate and deliver one or more Global Securities that (i) shall represent and shall be denominated in an amount equal to the aggregate principal amount of all of the Securities of such series issued in such form and not yet cancelled, (ii) shall be registered in the name of the Depositary for such Global Security or Securities or the nominee of such Depositary, (iii) shall be delivered by the Trustee to such Depositary or its custodian or pursuant to such Depositary’s instructions and (iv) shall bear a legend substantially to the following effect: “Unless and until it is exchanged in whole or in part for Securities in definitive registered form, this Security may not be transferred except as a whole by the Depositary to the nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.”

Section 2.03. Amount Unlimited; Issuable in Series. The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited.

The Securities may be issued in one or more series. There shall be established in or pursuant to Board Resolution or one or more indentures supplemental hereto, prior to the initial issuance of Securities of any series, subject to the last sentence of this Section 2.03,

(a) the designation of the Securities of the series, which shall distinguish the Securities of the series from the Securities of all other series;

(b) any limit upon the aggregate principal amount of the Securities of the series that may be authenticated and delivered under this Indenture and any limitation on the ability of the Company to increase such aggregate principal amount after the initial issuance of the Securities of that series (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, or upon redemption of, other Securities of the series pursuant hereto);

(c) the date or dates on which the principal of the Securities of the series is payable (which date or dates may be fixed or extendible);

(d) the rate or rates (which may be fixed or variable) per annum at which the Securities of the series shall bear interest, if any, the date or dates from which such interest shall accrue, on which such interest shall be payable and on which a record shall be taken for the determination of Holders to whom interest is payable and/or the method by which such rate or rates or date or dates shall be determined;

(e) if other than as provided in Section 4.02, the place or places where the principal of and any interest on Securities of the series shall be payable, any Securities of the series may be surrendered for exchange, notices, demands to or upon the Company in respect of the Securities of the series and this Indenture may be served and notice to Holders may be published;

(f) the right, if any, of the Company to redeem Securities of the series, in whole or in part, at its option and the period or periods within which, the price or prices at which and any terms and conditions upon which Securities of the series may be so redeemed, pursuant to any sinking fund or otherwise;

(g) the obligation, if any, of the Company to redeem, purchase or repay Securities of the series pursuant to any mandatory redemption, sinking fund or analogous provisions or at the option of a Holder thereof and the price or prices at which and the period or periods within which and any of the terms and conditions upon which Securities of the series shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligation;

(h) if other than denominations of $2,000 and any integral multiple of $1,000 in excess thereof, the denominations in which Securities of the series shall be issuable;

(i) if other than the principal amount thereof, the portion of the principal amount of Securities of the series which shall be payable upon declaration of acceleration of the maturity thereof;

(j) if other than the coin or currency in which the Securities of the series are denominated, the coin or currency in which payment of the principal of or interest on the Securities of the series shall be payable or if the amount of payments of principal of and/or interest on the Securities of the series may be determined with reference to an index based on a coin or currency other than that in which the Securities of the series are denominated, the manner in which such amounts shall be determined;

(k) if other than the currency of the United States of America, the currency or currencies, including composite currencies, in which payment of the Principal of and interest on the Securities of the series shall be payable, and the manner in which any such currencies shall be valued against other currencies in which any other Securities shall be payable;

(l) whether the Securities of the series or any portion thereof will be issuable as Global Securities, or any combination of Global Securities and definitive Securities and, if other than as provided herein, the terms upon which Global Securities of any series may be exchanged for definitive Securities of such series and vice versa;

(m) whether the Securities of the series may be exchangeable for and/or convertible into the common stock of the Company or any other security;

(n) if the Securities of the series are to be issuable in definitive form (whether upon original issue or upon exchange of a temporary Security of such series) only upon receipt of certain certificates or other documents or satisfaction of other conditions, the form and terms of such certificates, documents or conditions;

(o) if other than as appointed pursuant to this Indenture, the trustees, authenticating or paying agents, transfer agents or the registrar or any other agents with respect to the Securities of the series;

(p) provisions, if any, for the defeasance of the Securities of the series (including provisions permitting defeasance of less than all Securities of the series), which provisions may be in addition to, in substitution for, or in modification of (or any combination of the foregoing) the provisions of Article 8;

(q) if the Securities of the series are issuable in whole or in part as one or more Global Securities, the identity of the Depositary for such Global Security or Securities;

(r) any other Events of Default or covenants with respect to the Securities of the series;

(s) whether the Securities are entitled to the benefit of any guarantee by any guarantor; and

(t) any other terms of the Securities of the series.

All Securities of any one series shall be substantially identical, except as to date and denomination, except in the case of any Periodic Offering and except as may otherwise be provided by or pursuant to the Board Resolution referred to above or as set forth in any such indenture supplemental hereto. All Securities of any one series need not be issued at the same time and may be issued from time to time, consistent with the terms of this Indenture, if so provided by or pursuant to such Board Resolution or in any such indenture supplemental hereto and any forms and terms of Securities to be issued from time to time may be completed and established from time to time prior to the issuance thereof by procedures described in such Board Resolution or supplemental indenture.

Unless otherwise expressly provided with respect to a series of Securities, the aggregate principal amount of a series of Securities may be increased and additional Securities of such series may be issued up to the maximum aggregate principal amount authorized with respect to such series as increased.

Section 2.04. Denomination and Date of Securities; Payments of Interest. The Securities of each series shall be issuable in denominations established as contemplated by Section 2.03 or, if not so established with respect to Securities of any series, in denominations of $2,000 and any integral multiple of $1,000 in excess thereof. The Securities of each series shall be numbered, lettered or otherwise distinguished in such manner or in accordance with such plan as the Officers of the Company executing the same may determine, as evidenced by their execution thereof.

Unless otherwise specified with respect to a series of Securities, each Security shall be dated the date of its authentication. The Securities of each series shall bear interest, if any, from the date, and such interest and shall be payable on the dates, established as contemplated by Section 2.03.

The person in whose name any Security of any series is registered at the close of business on any record date applicable to a particular series with respect to any interest payment date for such series shall be entitled to receive the interest, if any, payable on such interest payment date notwithstanding any transfer or exchange of such Security subsequent to the record date and prior to such interest payment date, except if and to the extent the Company shall default in the payment of the interest due on such interest payment date for such series, in which case the provisions of Section 2.13 shall apply. The term “record date” as used with respect to any interest payment date (except a date for payment of defaulted interest) for the Securities of any series shall mean the date specified as such in the terms of the Securities of such series established as contemplated by Section 2.03, or, if no such date is so established, the fifteenth day next preceding such interest payment date, whether or not such record date is a Business Day.

Section 2.05. Registrar and Paying Agent; Agents Generally. The Company shall maintain an office or agency where Securities, other than Global Securities, may be presented for registration, registration of transfer or for exchange (the “Registrar”) and an office or agency where Securities may be presented for payment (the “Paying Agent”), which shall be in the United States of America. The Company shall cause the Registrar to keep a register of the Securities and of their registration, transfer and exchange (the “Security Register”). The Company may have one or more additional Paying Agents or transfer agents with respect to any series.

The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture and the Trust Indenture Act that relate to such Agent. The Company shall give prompt written notice to the Trustee of the name and address of any Agent and any change in the name or address of an Agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such. The Company may remove any Agent upon written notice to such Agent and the Trustee; provided that no such removal shall become effective until (i) the acceptance of an appointment by a successor Agent to such Agent as evidenced by an appropriate agency agreement entered into by the Company and such successor Agent and delivered to the Trustee or (ii) notification to the Trustee that the Trustee shall serve as such Agent until the appointment of a successor Agent in accordance with clause (i) of this proviso. The Company or any affiliate of the Company may act as Paying Agent or Registrar; provided that neither the Company nor an affiliate of the Company shall act as Paying Agent in connection with the defeasance of the Securities or the discharge of this Indenture under Article 8.

The Company initially appoints the Trustee as Registrar, Paying Agent and Authenticating Agent. If, at any time, the Trustee is not the Registrar, the Registrar shall make available to the Trustee ten days prior to each interest payment date and at such other times as the Trustee may reasonably request the names and addresses of the Holders as they appear in the Security Register.

Section 2.06. Paying Agent to Hold Money in Trust. Not later than 12:01 p.m. New York City time on each due date of any Principal or interest on any Securities, the Company shall deposit with the Paying Agent money in immediately available funds sufficient to pay such Principal or interest. The Company shall require each Paying Agent other than the Trustee to agree in writing that such Paying Agent shall hold in trust for the benefit of the Holders of such Securities or the Trustee all money held by the Paying Agent for the payment of Principal of and interest on such Securities and shall promptly notify the Trustee of any default by the Company in making any such payment. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and account for any funds disbursed, and the Trustee may at any time during the continuance of any payment default, upon written request to a Paying Agent, require such Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed. Upon doing so, the Paying Agent shall have no further liability for the money so paid over to the Trustee. If the Company or any affiliate of the Company acts as Paying Agent, it will, on or before each due date of any Principal of or interest on any Securities, segregate and hold in a separate trust fund for the benefit of the Holders thereof a sum of money sufficient to pay such Principal or interest so becoming due until such sum of money shall be paid to such Holders or otherwise disposed of as provided in this Indenture, and will promptly notify the Trustee in writing of its action or failure to act as required by this Section.

Section 2.07. Transfer and Exchange. At the option of the Holder thereof, Securities of any series (other than a Global Security, except as set forth below) may be exchanged for a Security or Securities of such series and tenor having authorized denominations and an equal aggregate principal amount, upon surrender of such Securities to be exchanged at the agency of the Company that shall be maintained for such purpose in accordance with Section 2.05 and upon payment, if the Company shall so require, of the charges hereinafter provided. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.

Upon surrender for registration of transfer of any Security of a series at the agency of the Company that shall be maintained for that purpose in accordance with Section 2.05 and upon payment, if the Company shall so require, of the charges hereinafter provided, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of the same series, of any authorized denominations and of like tenor and aggregate principal amount.

All Securities presented for registration of transfer, exchange, redemption or payment shall be duly endorsed by, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Company and the Trustee or in such form that may be set forth as an exhibit to a supplemental indenture relating to such Securities (if applicable) duly executed by, the holder or his attorney duly authorized in writing.

The Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any exchange or registration of transfer of Securities. No service charge shall be made for any such transaction.

Notwithstanding any other provision of this Section 2.07, unless and until it is exchanged in whole or in part for Securities in definitive registered form, a Global Security representing all or a portion of the Securities of a series may not be transferred except as a whole by the Depositary for such series to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor Depositary for such series or a nominee of such successor Depositary.

If at any time the Depositary for any Global Securities of any series notifies the Company that it is unwilling or unable to continue as Depositary for such Global Securities or if at any time the Depositary for such Global Securities shall no longer be eligible under applicable law, the Company shall appoint a successor Depositary eligible under applicable law with respect to such Global Securities. If a successor Depositary eligible under applicable law for such Global Securities is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such ineligibility, the Company will execute, and the Trustee, upon receipt of the Company’s order for the authentication and delivery of definitive Securities of such series and tenor, will authenticate and deliver definitive Securities of such series and tenor, in any authorized denominations, in an aggregate principal amount equal to the principal amount of such Global Securities, in exchange for such Global Securities.

The Company may at any time and in its sole discretion and subject to the procedures of the Depositary determine that any Global Securities of any series shall no longer be maintained in global form. In such event the Company will execute, and the Trustee, upon receipt of the Company’s order for the authentication and delivery of definitive Securities of such series and tenor, will authenticate and deliver, Securities of such series and tenor in any authorized denominations, in an aggregate principal amount equal to the principal amount of such Global Securities, in exchange for such Global Securities.

Any time the Securities of any series are not in the form of Global Securities pursuant to the preceding two paragraphs, the Company agrees to supply the Trustee with a reasonable supply of certificated Securities without the legend required by Section 2.02 and the Trustee agrees to hold such Securities in safekeeping until authenticated and delivered pursuant to the terms of this Indenture.

If established by the Company pursuant to Section 2.03 with respect to any Global Security, the Depositary for such Global Security may surrender such Global Security in exchange in whole or in part for Securities of the same series and tenor in definitive registered form on such terms as are acceptable to the Company and such Depositary. Thereupon, the Company shall execute, and the Trustee shall authenticate and deliver, without service charge,

(a) to the Person specified by such Depositary new Securities of the same series and tenor, of any authorized denominations as requested by such Person, in an aggregate principal amount equal to and in exchange for such Person’s beneficial interest in the Global Security; and

(b) to such Depositary a new Global Security in a denomination equal to the difference, if any, between the principal amount of the surrendered Global Security and the aggregate principal amount of Securities authenticated and delivered pursuant to clause (a) above.

Securities issued in exchange for a Global Security pursuant to this Section 2.07 shall be registered in such names and in such authorized denominations as the Depositary for such Global Security, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee or an agent of the Company or the Trustee. The Trustee or such agent shall deliver such Securities to or as directed by the Persons in whose names such Securities are so registered.

All Securities issued upon any transfer or exchange of Securities shall be valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such transfer or exchange.

The Registrar shall not be required (i) to issue, authenticate, register the transfer of or exchange Securities of any series for a period of 15 days before a selection of such Securities to be redeemed or (ii) to register the transfer of or exchange any Security selected for redemption in whole or in part.

The Trustee shall have no duty to monitor, determine or inquire as to the compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depositary participants or beneficial interests in any Global Note).

Neither the Issuer, nor the Trustee or any other agent of the Issuer or any agent of the Trustee shall have any responsibility for any actions taken or not taken by the Depositary.

Section 2.08. Replacement Securities. If any mutilated Security is surrendered to the Trustee, the Company shall execute and the Trustee shall authenticate and deliver, in exchange for such mutilated Security, a new Security of the same series and of like tenor and principal amount and bearing a number not contemporaneously outstanding.

If there shall be delivered to the Company and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Security and (ii) such security or indemnity as may be required by them to save each of them and any agent of any of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Security, a new Security of the same series and of like tenor and principal amount and bearing a number not contemporaneously outstanding.

In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security (without surrender thereof except in the case of a mutilated Security) if the applicant for such payment shall furnish to the Company and the Trustee such security or indemnity as may be required by them to save each of them and any agent of any of them harmless, and in the case of destruction, loss or theft, evidence satisfactory to the Company and the Trustee and any agent of them of the destruction, loss or theft of such Security and the ownership thereof.

Upon the issuance of any new Security under this Section, the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Security of any series issued pursuant to this Section in lieu of any destroyed, lost or stolen Security or in exchange for any mutilated Security shall constitute an original additional contractual obligation of the Company, whether or not the mutilated, destroyed, lost or stolen Security, and any such new Security shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities of that series duly issued hereunder.

The provisions of this Section are exclusive and shall preclude (to the extent lawful) any other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

Section 2.09. Outstanding Securities. Securities outstanding at any time are all Securities that have been authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, those described in this Section 2.09 as not outstanding and those that have been defeased pursuant to Section 8.05.

If a Security is replaced pursuant to Section 2.08, it ceases to be outstanding unless and until the Trustee and the Company receive proof satisfactory to them that the replaced Security is held by a holder in due course.

If the Paying Agent (other than the Company or an affiliate of the Company) holds by 12:01 p.m. New York time on the maturity date or any redemption date or date for repurchase of the Securities money sufficient to pay Securities payable or to be redeemed or repurchased on that date, then on and after that date such Securities cease to be outstanding and interest on them shall cease to accrue.

A Security does not cease to be outstanding because the Company or one of its affiliates holds such Security, provided, however, that, in determining whether the Holders of the requisite principal amount of the outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Securities owned by the Company or any affiliate of the Company shall be disregarded and deemed not to be outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities as to which a Responsible Officer of the Trustee has received written notice to be so owned shall be so disregarded. Any Securities so owned which are pledged by the Company, or by any affiliate of the Company, as security for loans or other obligations, otherwise than to another such affiliate of the Company, shall be deemed to be outstanding, if the pledgee is entitled pursuant to the terms of its pledge agreement and is free to exercise in its or his discretion the right to vote such securities, uncontrolled by the Company or by any such affiliate.

Section 2.10. Temporary Securities. Until definitive Securities of any series are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities of such series. Temporary Securities of any series shall be substantially in the form of definitive Securities of such series but may have insertions, substitutions, omissions and other variations determined to be appropriate by the Officers executing the temporary Securities, as evidenced by their execution of such temporary Securities. If temporary Securities of any series are issued, the Company will cause definitive Securities of such series to be prepared without unreasonable delay. After the preparation of definitive Securities of any series, the temporary Securities of such series shall be exchangeable for definitive Securities of such series and tenor upon surrender of such temporary Securities at the office or agency of the Company designated for such purpose pursuant to Section 4.02, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities of any series the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Securities of such series and tenor and authorized denominations. Until so exchanged, the temporary Securities of any series shall be entitled to the same benefits under this Indenture as definitive Securities of such series.

Section 2.11. Cancellation. The Company at any time may deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and may deliver to the Trustee for cancellation any Securities previously authenticated hereunder which the Company has not issued and sold. The Registrar, any transfer agent and the Paying Agent shall forward to the Trustee any Securities surrendered to them for transfer, exchange or payment. The Trustee shall cancel and dispose of in accordance with its customary procedures all Securities surrendered for transfer, exchange, payment or cancellation. The Company may not issue new Securities to replace Securities it has paid in full or delivered to the Trustee for cancellation.

Section 2.12. CUSIP Numbers. The Company in issuing the Securities may use “CUSIP” and “CINS” numbers (if then generally in use), and the Trustee shall use CUSIP numbers or CINS numbers, as the case may be, in notices of redemption or exchange as a convenience to Holders and no representation shall be made by the Trustee as to the correctness of such numbers either as printed on the Securities or as contained in any notice of redemption or exchange. The Company will promptly notify the Trustee in writing of any change in the CUSIP or CINS numbers.

Section 2.13. Defaulted Interest. If the Company defaults in a payment of interest on the Securities, it shall pay, or shall deposit with the Paying Agent money in immediately available funds sufficient to pay, the defaulted interest plus (to the extent lawful) any interest payable on the defaulted interest (as may be specified in the terms thereof, established pursuant to Section 2.03) to the Persons who are Holders on a subsequent special record date, which shall mean the 15th day next preceding the date fixed by the Company for the payment of defaulted interest, whether or not such day is a Business Day. At least 15 days before such special record date, the Company shall mail to each Holder of such Securities and to the Trustee a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.

Section 2.14. Series May Include Tranches. A series of Securities may include one or more tranches (each a “tranche”) of Securities, including Securities issued in a Periodic Offering. The Securities of different tranches may have one or more different terms, including authentication dates and public offering prices, but all the Securities within each such tranche shall have identical terms, including authentication date and public offering price. Notwithstanding any other provision of this Indenture, with respect to Sections 2.02 (other than the fourth, sixth and seventh paragraphs thereof) through 2.04, 2.07, 2.08, 2.10, 3.01 through 3.05, 4.02, 6.01 through 6.14, 8.01 through 8.07, 9.02 and Section 10.07, if any series of Securities includes more than one tranche, all provisions of such sections applicable to any series of Securities shall be deemed equally applicable to each tranche of any series of Securities in the same manner as though originally designated a series unless otherwise provided with respect to such series or tranche pursuant to Section 2.03. In particular, and without limiting the scope of the next preceding sentence, any of the provisions of such sections which provide for or permit action to be taken with respect to a series of Securities shall also be deemed to provide for and permit such action to be taken instead only with respect to Securities of one or more tranches within that series (and such provisions shall be deemed satisfied thereby), even if no comparable action is taken with respect to Securities in the remaining tranches of that series.

ARTICLE 3

REDEMPTION

Section 3.01. Applicability of Article. The provisions of this Article shall be applicable to the Securities of any series which are redeemable before their maturity or to any sinking fund for the retirement of Securities of a series except as otherwise specified as contemplated by Section 2.03 for Securities of such series.

Section 3.02. Notice of Redemption; Partial Redemptions. Notice of redemption to the Holders of Securities of any series to be redeemed as a whole or in part at the option of the Company shall be given by mailing notice of such redemption by first class mail, postage prepaid, or otherwise electronically delivered in accordance with the applicable procedures of the Depositary, at least 30 days and not more than 60 days prior to the date fixed for redemption to such Holders of Securities of such series at their last addresses as they shall appear upon the registry books. Any notice which is mailed or delivered electronically in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the Holder receives the notice. Failure to give notice by mail or electronic delivery, or any defect in the notice to the Holder of any Security of a series designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Security of such series.

The notice of redemption to each such Holder shall specify the principal amount of each Security of such series held by such Holder to be redeemed, the CUSIP numbers of the Securities to be redeemed, the date fixed for redemption, the redemption price, or if not then ascertainable, the manner of calculation thereof, the place or places of payment, that payment will be made upon presentation and surrender of such Securities, that such redemption is pursuant to the mandatory or optional sinking fund, or both, if such be the case, that interest accrued to the date fixed for redemption will be paid as specified in such notice and that on and after said date interest thereon or on the portions thereof to be redeemed will cease to accrue and any conditions precedent to such redemption. In case any Security of a series is to be redeemed in part only, the notice of redemption shall state the portion of the principal amount thereof to be redeemed and shall state that on and after the date fixed for redemption, upon surrender of such Security, a new Security or Securities of such series and tenor in principal amount equal to the unredeemed portion thereof will be issued.

The notice of redemption of Securities of any series to be redeemed at the option of the Company shall be given by the Company or, at the Company’s request, by the Trustee in the name and at the expense of the Company.

On or before 10:00 a.m. New York City time on the redemption date, the Company will deposit with the Trustee or with one or more Paying Agents (or, if the Company is acting as its own Paying Agent, set aside, segregate and hold in trust as provided in Section 2.06) an amount of money sufficient to redeem on the redemption date all the Securities of such series so called for redemption at the appropriate redemption price, together with accrued interest to the date fixed for redemption. If all of the outstanding Securities of a series are to be redeemed, the Company will deliver to the Trustee at least 10 days prior to the last date on which notice of redemption may be given to Holders pursuant to the first paragraph of this Section 3.02 (or such shorter period as shall be acceptable to the Trustee) an Officer’s Certificate stating that all such Securities are to be redeemed. If less than all the outstanding Securities of a series are to be redeemed, the Company will deliver to the Trustee at least 15 days prior to the last date on which notice of redemption may be given to Holders pursuant to the first paragraph of this Section 3.02 (or such shorter period as shall be acceptable to the Trustee) an Officer’s Certificate stating the aggregate principal amount of such Securities to be redeemed. In the case of any redemption of Securities (a) prior to the expiration of any restriction on such redemption provided in the terms of such Securities or elsewhere in this Indenture, or (b) pursuant to an election of the Company which is subject to a condition specified in the terms of such Securities or elsewhere in this Indenture, the Company shall deliver to the Trustee, prior to the giving of any notice of redemption to Holders pursuant to this Section, an Officer’s Certificate evidencing compliance with such restriction or condition.

If less than all the Securities of a series are to be redeemed, the Trustee shall select, in compliance with the requirements of the principal national securities exchange, if any, on which the Securities are listed or, if the Securities are not listed, by lot, in accordance with the procedures of the Depositary or by such method as the Trustee shall in its sole discretion deem to be appropriate and fair, and, Securities of such series to be redeemed in whole or in part. Securities may be redeemed in part in principal amounts equal to authorized denominations for Securities of such series. The Trustee shall promptly notify the Company in writing of the Securities of such series selected for redemption and, in the case of any Securities of such series selected for partial redemption, the principal amount thereof to be redeemed. For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Security redeemed or to be redeemed only in part, to the portion of the principal amount of such Security which has been or is to be redeemed.

Section 3.03. Payment of Securities Called for Redemption. If notice of redemption has been given as above provided (subject to satisfaction of any conditions specified in the applicable notice of redemption), the Securities or portions of Securities specified in such notice shall become due and payable on the date and at the place stated in such notice at the applicable redemption price, together with interest accrued to the date fixed for redemption, and on and after such date (unless the Company shall default in the payment of such Securities at the redemption price, together with interest accrued to such date) interest on the Securities or portions of Securities so called for redemption shall cease to accrue and, except as provided in Sections 7.12 and 8.02, such Securities shall cease from and after the date fixed for redemption to be entitled to any benefit under this Indenture, and the Holders thereof shall have no right in respect of such Securities except the right to receive the redemption price thereof and unpaid interest to the date fixed for redemption. On presentation and surrender of such Securities at a place of payment specified in said notice, said Securities or the specified portions thereof shall be paid and redeemed by the Company at the applicable redemption price, together with interest accrued thereon to the date fixed for redemption; provided that payment of interest becoming due on or prior to the date fixed for redemption shall be payable to the Holders of Securities registered as such on the relevant record date subject to the terms and provisions of Sections 2.04 and 2.13 hereof.

If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal shall, until paid or duly provided for, bear interest from the date fixed for redemption at the rate of interest or Yield to Maturity (in the case of an Original Issue Discount Security) borne by such Security.

Upon presentation of any Security of any series redeemed in part only, the Company shall execute and the Trustee shall authenticate and deliver to or on the order of the Holder thereof, at the expense of the Company, a new Security or Securities of such series and tenor of authorized denominations, in principal amount equal to the unredeemed portion of the Security so presented.

Section 3.04. [Reserved].

Section 3.05. Mandatory and Optional Sinking Funds. The minimum amount of any sinking fund payment provided for by the terms of Securities of any series is herein referred to as a “mandatory sinking fund payment”, and any payment in excess of such minimum amount provided for by the terms of the Securities of any series is herein referred to as an “optional sinking fund payment”. The date on which a sinking fund payment is to be made is herein referred to as the “sinking fund payment date”.

In lieu of making all or any part of any mandatory sinking fund payment with respect to any series of Securities in cash, the Company may at its option (a) deliver to the Trustee Securities of such series theretofore purchased or otherwise acquired (except through a mandatory sinking fund payment) by the Company or receive credit for Securities of such series (not previously so credited) theretofore purchased or otherwise acquired (except as aforesaid) by the Company and delivered to the Trustee for cancellation pursuant to Section 2.11, (b) receive credit for optional sinking fund payments (not previously so credited) made pursuant to this Section, or (c) receive credit for Securities of such series (not previously so credited) redeemed by the Company at the option of the Company pursuant to the terms of such Securities or through any optional sinking fund payment. Securities so delivered or credited shall be received or credited by the Trustee at the sinking fund redemption price specified in such Securities.

On or before the sixtieth day next preceding each sinking fund payment date for any series, or such shorter period as shall be acceptable to the Trustee, the Company will deliver to the Trustee an Officer’s Certificate (a) specifying the portion of the mandatory sinking fund payment to be satisfied by payment of cash and the portion to be satisfied by credit of specified Securities of such series and the basis for such credit, (b) stating that none of the specified Securities of such series has theretofore been so credited, (c) stating that no defaults in the payment of interest or Events of Default with respect to such series have occurred (which have not been waived or cured) and are continuing and (d) stating whether or not the Company intends to exercise its right to make an optional sinking fund payment with respect to such series and, if so, specifying the amount of such optional sinking fund payment which the Company intends to pay on or before the next succeeding sinking fund payment date. Any Securities of such series to be credited and required to be delivered to the Trustee in order for the Company to be entitled to credit therefor as aforesaid which have not theretofore been delivered to the Trustee shall be delivered for cancellation pursuant to Section 2.11 to the Trustee with such Officer’s Certificate (or reasonably promptly thereafter if acceptable to the Trustee). Such Officer’s Certificate shall be irrevocable and upon its receipt by the Trustee the Company shall become unconditionally obligated to make all the cash payments or delivery of Securities therein referred to, if any, on or before the next succeeding sinking fund payment date. Failure of the Company, on or before any such sixtieth day, to deliver such Officer’s Certificate and Securities specified in this paragraph, if any, shall not constitute a default but shall constitute, on and as of such date, the irrevocable election of the Company (i) that the mandatory sinking fund payment for such series due on the next succeeding sinking fund payment date shall be paid entirely in cash without the option to deliver or credit Securities of such series in respect thereof and (ii) that the Company will make no optional sinking fund payment with respect to such series as provided in this Section.

If the sinking fund payment or payments (mandatory or optional or both) to be made in cash on the next succeeding sinking fund payment date plus any unused balance of any preceding sinking fund payments made in cash shall exceed $50,000 (or a lesser sum if the Company shall so request with respect to the Securities of any series), such cash shall be applied on the next succeeding sinking fund payment date to the redemption of Securities of such series at the sinking fund redemption price thereof together with accrued interest thereon to the date fixed for redemption. If such amount shall be $50,000 (or such lesser sum) or less and the Company makes no such request then it shall be carried over until a sum in excess of $50,000 (or such lesser sum) is available. The Trustee shall select, in the manner provided in Section 3.02, for redemption on such sinking fund payment date a sufficient principal amount of Securities of such series to absorb said cash, as nearly as may be, and shall (if requested in writing by the Company) inform the Company of the serial numbers of the Securities of such series (or portions thereof) so selected. Securities shall be excluded from eligibility for redemption under this Section if they are identified by registration and certificate number in an Officer’s Certificate delivered to the Trustee at least 60 days prior to the sinking fund payment date as being owned of record and beneficially by, and not pledged or hypothecated by either (a) the Company or (b) an entity specifically identified in such Officer’s Certificate as directly or indirectly controlling or controlled by or under direct or indirect common control with the Company. The Trustee, in the name and at the expense of the Company (or the Company, if it shall so request the Trustee in writing) shall cause notice of redemption of the Securities of such series to be given in substantially the manner provided in Section 3.02 (and with the effect provided in Section 3.03) for the redemption of Securities of such series in part at the option of the Company. The amount of any sinking fund payments not so applied or allocated to the redemption of Securities of such series shall be added to the next cash sinking fund payment for such series and, together with such payment, shall be applied in accordance with the provisions of this Section. Any and all sinking fund moneys held on the stated maturity date of the Securities of any particular series (or earlier, if such maturity is accelerated), which are not held for the payment or redemption of particular Securities of such series shall be applied, together with other moneys, if necessary, sufficient for the purpose, to the payment of the Principal of, and interest on, the Securities of such series at maturity.

On or before 10:00 a.m. New York City time on each sinking fund payment date, the Company shall pay to the Trustee in cash or shall otherwise provide for the payment of all interest accrued to the date fixed for redemption on Securities to be redeemed on the next following sinking fund payment date.

The Trustee shall not redeem or cause to be redeemed any Securities of a series with sinking fund moneys or mail any notice of redemption of Securities of such series by operation of the sinking fund during the continuance of a Default in payment of interest on such Securities or of any Event of Default except that, where the mailing of notice of redemption of any Securities shall theretofore have been made, the Trustee shall redeem or cause to be redeemed such Securities, provided that it shall have received from the Company a sum sufficient for such redemption. Except as aforesaid, any moneys in the sinking fund for such series at the time when any such Default or Event of Default shall occur, and any moneys thereafter paid into the sinking fund, shall, during the continuance of such Default or Event of Default, be deemed to have been collected under Article 6 and held for the payment of all such Securities. In case such Event of Default shall have been waived as provided in Section 6.04 or the Default cured on or before the sixtieth day preceding the sinking fund payment date in any year, such moneys shall thereafter be applied on the next succeeding sinking fund payment date in accordance with this Section to the redemption of such Securities.

ARTICLE 4

COVENANTS

Section 4.01. Payment of Securities. The Company shall pay the Principal of and interest on the Securities on the dates and in the manner provided in the Securities and this Indenture. The interest on Securities shall be payable only to the Holders thereof (subject to Section 2.04) and at the option of the Company may be paid by mailing checks or electronic transfer for such interest payable to or upon the written order of such Holders at their last addresses as they appear on the Security Register.

Notwithstanding any provisions of this Indenture and the Securities of any series to the contrary, if the Company and a Holder of any Security so agree, payments of interest on, and any portion of the Principal of, such Holder’s Security (other than interest payable at maturity or on any redemption or repayment date or the final payment of Principal on such Security) shall be made by the Paying Agent, upon receipt from the Company of immediately available funds by 11:00 A.M., New York City time (or such other time as may be agreed to between the Company and the Paying Agent), directly to the Holder of such Security (by federal funds wire transfer or otherwise) if the Holder has delivered written instructions to the Trustee 15 days prior to such payment date requesting that such payment will be so made and designating the bank account to which such payments shall be so made and in the case of payments of Principal, surrenders the same to the Trustee in exchange for a Security or Securities aggregating the same principal amount as the unredeemed principal amount of the Securities surrendered. The Trustee shall be entitled to rely on the last instruction delivered by the Holder pursuant to this Section 4.01 unless a new instruction is delivered 15 days prior to a payment date. The Company will indemnify and hold each of the Trustee and any Paying Agent harmless against any loss, liability or expense (including attorneys’ fees) resulting from any act or omission to act on the part of the Company or any such Holder in connection with any such agreement or from making any payment in accordance with any such agreement.

The Company shall pay interest on overdue Principal, and interest on overdue installments of interest, to the extent lawful, at the rate per annum specified in the Securities.

Section 4.02. Maintenance of Office or Agency. The Company will maintain in the United States of America, an office or agency where Securities may be surrendered for registration of transfer or exchange or for presentation for payment and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company hereby initially designates the Corporate Trust Office, as such office or agency of the Company. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 10.02.

The Company may also from time to time designate one or more other offices or agencies where the Securities of any series may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the United States of America for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

Section 4.03. Securityholders’ Lists. The Company will furnish or cause to be furnished to the Trustee a list in such form as the Trustee may reasonably require of the names and addresses of the holders of the Securities pursuant to Section 312 of the Trust Indenture Act of 1939 (a) semi-annually not more than 15 days after each record date for the payment of semi-annual interest on the Securities, as hereinabove specified, as of such record date, and (b) at such other times as the Trustee may request in writing, within thirty days after receipt by the Company of any such request as of a date not more than 15 days prior to the time such information is furnished.

Section 4.04. Certificate to Trustee. The Company will furnish to the Trustee annually, on or before a date not more than 120 days after the end of its fiscal year, a brief certificate (which need not contain the statements required by Section 10.04) from its principal executive, financial or accounting officer as to his or her knowledge of any non-compliance of the Company with any conditions and covenants under this Indenture (such compliance to be determined without regard to any period of grace or requirement of notice provided under this Indenture) occurring during the prior fiscal year, which certificate shall comply with the requirements of the Trust Indenture Act.

Section 4.05. Reports by the Company. So long as any Securities are outstanding, at any time the Company is subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act, the Company will furnish to the Trustee and make available on the Company’s website, copies of the annual and quarterly reports and such information, documents, and other reports which the Company is required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act within 15 days after the date that the Company files the same with the Commission. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates). Any such report or document that the Company files with the Commission via the Commission’s Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system (or any successor thereto) shall be deemed to be filed with the Trustee for purposes of this Section 4.05 as of the time such documents are filed via the EDGAR system. Notwithstanding the foregoing, the Company will not be deemed to have failed to comply with any of its obligations under this Section 4.05 until 30 days after the date any information, document or other report hereunder is due.

ARTICLE 5

SUCCESSOR CORPORATION

Section 5.01. When Company May Merge, Etc. Unless otherwise provided in any supplemental indenture, Officer’s Certificate or Board Resolution with respect to any series of Securities, the Company will not consolidate with, merge with or into or wind up into (whether or not the Company is the surviving corporation), or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its property and assets (in one transaction or a series of related transactions) to any Person unless: (i) the resulting, surviving or transferee Person (the “Successor Company”) is organized and existing under the laws of the United States of America, any state or territory thereof or the District of Columbia, and, if such entity is not a corporation, a co-obligor of any Securities is a corporation organized and existing under such laws, (ii) the Successor Company (if other than the Company) expressly assumes all of the obligations of the Company under all of the Securities and under this Indenture pursuant to a supplemental indenture, executed and delivered to the Trustee, (iii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing, and (iv) the Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that (A) such consolidation, merger or winding up or disposition, and such supplemental indenture (if any), complies with this Indenture and (B) such supplemental indenture (if any) is a valid and binding obligation of the Successor Company, enforceable against such Successor Company in accordance with its terms, subject to bankruptcy, insolvency, reorganization, receivership, moratorium and other similar laws affecting creditors’ rights generally, general principles of equity. Notwithstanding the foregoing, (i) any Subsidiary of the Company may consolidate with, merge with or into or transfer all or part of its properties and assets to the Company or any other Subsidiary of the Company; and (ii) the Company may merge with an Affiliate of the Company solely for the purpose of reincorporating or forming the Company in another state or territory of the United States or the District of Columbia, so long as the amount of Indebtedness of the Company and its Subsidiaries on a consolidated basis is not increased thereby. For purposes of this Section 5.01, the sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of the Company, which properties and assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Company on a consolidated basis, will be deemed to be the disposition of all or substantially all of the properties and assets of the Company.

Section 5.02. Successor Substituted. Upon any consolidation or merger, winding up, sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of the property and assets of the Company in accordance with Section 5.01 of this Indenture, the Successor Company will succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture and the Securities with the same effect as if such Successor Company had been named as the Company herein and thereafter the Company shall be relieved of all obligations and covenants under this Indenture and the Securities; provided that, in the case of a lease of all or substantially all of its assets, the Company will not be released from the obligation to pay the principal of and interest on any Securities.

ARTICLE 6

DEFAULT AND REMEDIES

Section 6.01. Events of Default. Unless otherwise provided in this Indenture or any supplemental indenture or Board Resolution with respect to any series of Securities, an “Event of Default” shall occur with respect to the Securities of any series if:

(a) the Company defaults in the payment of the Principal of or premium, if any, on any Security of such series when the same becomes due and payable at maturity, upon acceleration, redemption or mandatory repurchase, including as a sinking fund installment, or otherwise;

(b) the Company defaults in the payment of interest on any Security of such series when the same becomes due and payable, and such default continues for a period of 30 days;

(c) a failure by the Company to comply with its agreements contained in this Indenture (other than those referenced in clauses (a) and (b) above) and such failure continues for 90 days after written notice to the Company by the Trustee or to the Company and the Trustee by the Holders of 25% or more in aggregate principal amount of the outstanding Securities of any series affected thereby specifying such failure to comply and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder;

(d) a court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Company in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Company or for any substantial part of its property or ordering the winding up or liquidation of its affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days;

(e) the Company (i) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (ii) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or for all or substantially all of the property and assets of the Company or (iii) effects any general assignment for the benefit of creditors; or

(f) any other Event of Default established pursuant to Section 2.03 with respect to the Securities of such series occurs.

No Event of Default with respect to a single series of Securities issued hereunder (and under or pursuant to any supplemental indenture, Officer’s Certificate or Board Resolution) specific to such series shall constitute an Event of Default with respect to any other series of Securities unless otherwise provided in this Indenture or any supplemental indenture or Board Resolution with respect to any other series of Securities.

Section 6.02. Acceleration. (a) If an Event of Default other than as described in clauses (d) or (e) of Section 6.01 with respect to the Securities of any series then outstanding occurs and is continuing, then, and in each and every such case, except for any series of Securities the principal of which shall have already become due and payable, either the Trustee or the Holders of not less than 25% in aggregate principal amount of the Securities then outstanding of such series by notice in writing to the Company (and to the Trustee if given by Holders), may declare the entire principal (or, if the Securities of any such series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of such series established pursuant to Section 2.03) of all Securities of such series, and the premium, if any, and interest accrued thereon, if any, to be due and payable immediately, and upon any such declaration the same shall become immediately due and payable.

(b) If an Event of Default described in clauses (d) or (e) of Section 6.01 occurs and is continuing, then the principal amount (or, if any Securities are Original Issue Discount Securities, such portion of the principal as may be specified in the terms thereof established pursuant to Section 2.03) of all the Securities then outstanding and the premium, if any, and interest accrued thereon, if any, shall be and become immediately due and payable, without any notice or other action by any Holder or the Trustee, to the full extent permitted by applicable law.

The foregoing provisions, however, are subject to the condition that if, at any time after the principal (or, if the Securities are Original Issue Discount Securities, such portion of the principal as may be specified in the terms thereof established pursuant to Section 2.03) of the Securities of any series (or of all the Securities, as the case may be) shall have been so declared or become due and payable, and before any judgment or decree for the payment of the moneys due shall have been obtained or entered as hereinafter provided, the Company shall pay or shall deposit with the Trustee a sum sufficient to pay all matured installments of interest upon all the Securities of each such series (or of all the Securities, as the case may be) and the principal of any and all Securities of each such series (or of all the Securities, as the case may be) which shall have become due otherwise than by acceleration (with interest upon such principal and, to the extent that payment of such interest is enforceable under applicable law, on overdue installments of interest, at the same rate as the rate of interest or Yield to Maturity (in the case of Original Issue Discount Securities) specified in the Securities of each such series to the date of such payment or deposit) and such amount as shall be sufficient to cover all amounts owing the Trustee under Section 7.07, and if any and all Events of Default under this Indenture, other than the non-payment of the principal of Securities which shall have become due by acceleration, shall have been cured, waived or otherwise remedied as provided herein, then and in every such case the Holders of a majority in aggregate principal amount of all the then outstanding Securities of any such series that has been accelerated, by written notice to the Company and to the Trustee, may waive all defaults with respect to such series and rescind and annul such declaration and its consequences, but no such waiver or rescission and annulment shall extend to or shall affect any subsequent default, shall impair any right consequent thereon or conflict with any judgment or decree.

For all purposes under this Indenture, if a portion of the principal of any Original Issue Discount Securities shall have been accelerated and declared or become due and payable pursuant to the provisions hereof, then, from and after such declaration, unless such declaration has been rescinded and annulled, the principal amount of such Original Issue Discount Securities shall be deemed, for all purposes hereunder, to be such portion of the principal thereof as shall be due and payable as a result of such acceleration, and payment of such portion of the principal thereof as shall be due and payable as a result of such acceleration, together with interest, if any, thereon and all other amounts owing thereunder, shall constitute payment in full of such Original Issue Discount Securities.

Section 6.03. Other Remedies. If a payment default or an Event of Default with respect to the Securities of any series occurs and is continuing, the Trustee may pursue, in its own name or as trustee of an express trust, any available remedy by proceeding at law or in equity to collect the payment of Principal of and interest on the Securities of such series or to enforce the performance of any provision of the Securities of such series or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding.

Section 6.04. Waiver of Past Defaults. Subject to Sections 6.02, 6.07 and 9.02, the Holders of at least a majority in principal amount (or, if the Securities are Original Issue Discount Securities, such portion of the principal as is then accelerable under Section 6.02) of the outstanding Securities of any series affected thereby (voting as a separate series), by notice to the Trustee, may waive an existing Default or Event of Default with respect to the Securities of such series and its consequences, except a Default in the payment of Principal of or interest on any Security as specified in clauses (a) or (b) of Section 6.01 or in respect of a covenant or provision of this Indenture which cannot be modified or amended without the consent of the Holder of each outstanding Security affected. Upon any such waiver, such Default shall cease to exist, and any Event of Default with respect to the Securities of such series arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereto.

Section 6.05. Control by Majority. Subject to Sections 7.01 and 7.02(e), the Holders of at least a majority in aggregate principal amount (or, if any Securities are Original Issue Discount Securities, such portion of the principal as is then accelerable under Section 6.02) of the outstanding Securities of any series (voting as a separate series) may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Securities of such series by this Indenture; provided, that the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that may involve the Trustee in personal liability or that the Trustee determines in good faith may be unduly prejudicial to the rights of Holders not joining in the giving of such direction; and provided further, that the Trustee may take any other action it deems proper that is not inconsistent with any directions received from Holders of Securities pursuant to this Section 6.05.

Section 6.06. Limitation on Suits. No Holder of any Security of any series may institute any proceeding, judicial or otherwise, with respect to this Indenture or the Securities of such series, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

(a) such Holder has previously given to the Trustee written notice of a continuing Event of Default with respect to the Securities of such series;

(b) the Holders of at least 25% in aggregate principal amount of the outstanding Securities of such series affected (voting as a separate series) shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

(c) such Holder or Holders have offered to the Trustee indemnity reasonably satisfactory to the Trustee against any loss, costs, liabilities or expenses to be incurred in compliance with such request;

(d) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

(e) during such 60-day period, the Holders of a majority in aggregate principal amount of the outstanding Securities of such series affected have not given the Trustee a direction that is inconsistent with such written request.

A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over such other Holder (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders).

Section 6.07. Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder of a Security to receive payment of Principal of or interest, if any, on such Holder’s Security on or after the respective due dates expressed on such Security, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 6.08. Collection Suit by Trustee. If an Event of Default with respect to the Securities of any series in payment of Principal or interest specified in clause (a) or (b) of Section 6.01 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount (or such portion thereof as specified in the terms established pursuant to Section 2.03 of Original Issue Discount Securities) of Principal of, and accrued interest remaining unpaid on, together with interest on overdue Principal of, and, to the extent that payment of such interest is lawful, interest on overdue installments of interest on, the Securities of such series, in each case at the rate or Yield to Maturity (in the case of Original Issue Discount Securities) specified in such Securities, and such further amount as shall be sufficient to cover all amounts owing the Trustee under Section 7.07.

Section 6.09. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for amounts due the Trustee under Section 7.07) and the Holders allowed in any judicial proceedings relative to the Company (or any other obligor on the Securities), its creditors or its property and shall be entitled and empowered to collect and receive any moneys, securities or other property payable or deliverable upon conversion or exchange of the Securities or upon any such claims and to distribute the same, and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it under Section 7.07. Nothing herein contained shall be deemed to empower the Trustee to authorize or consent to, or accept or adopt on behalf of any Holder, any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10. Application of Proceeds. Any moneys collected by the Trustee pursuant to this Article in respect of the Securities of any series shall be applied in the following order at the date or dates fixed by the Trustee and, in case of the distribution of such moneys on account of Principal or interest, upon presentation of the several Securities in respect of which moneys have been collected and noting thereon the payment or issuing Securities of such series and tenor in reduced principal amounts in exchange for the presented Securities of such series and tenor if only partially paid, or upon surrender thereof if fully paid:

FIRST: To the payment of all amounts due the Trustee under Section 7.07 applicable to the Securities of such series in respect of which moneys have been collected;

SECOND: In case the principal of the Securities of such series in respect of which moneys have been collected shall not have become and be then due and payable, to the payment of interest on the Securities of such series in default in the order of the maturity of the installments of such interest, with interest (to the extent that such interest has been collected by the Trustee) upon the overdue installments of interest at the same rate as the rate of interest or Yield to Maturity (in the case of Original Issue Discount Securities) specified in such Securities, such payments to be made ratably to the persons entitled thereto, without discrimination or preference;

THIRD: In case the principal of the Securities of such series in respect of which moneys have been collected shall have become and shall be then due and payable, to the payment of the whole amount then owing and unpaid upon all the Securities of such series for Principal and interest, with interest upon the overdue Principal, and (to the extent that such interest has been collected by the Trustee) upon overdue installments of interest at the same rate as the rate of interest or Yield to Maturity (in the case of Original Issue Discount Securities) specified in the Securities of such series; and in case such moneys shall be insufficient to pay in full the whole amount so due and unpaid upon the Securities of such series, then to the payment of such Principal and interest or Yield to Maturity, without preference or priority of Principal over interest or Yield to Maturity, or of interest or Yield to Maturity over Principal, or of any installment of interest over any other installment of interest, or of any Security of such series over any other Security of such series, ratably to the aggregate of such Principal and accrued and unpaid interest or Yield to Maturity; and

FOURTH: To the payment of the remainder, if any, to the Company or any other person lawfully entitled thereto.

Section 6.11. Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then, and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored to their former positions hereunder and thereafter all rights and remedies of the Company, Trustee and the Holders shall continue as though no such proceeding had been instituted.

Section 6.12. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, in either case in respect to the Securities of any series, a court may require any party litigant in such suit (other than the Trustee) to file an undertaking to pay the costs of the suit, and the court may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant (other than the Trustee) in the suit having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.12 does not apply to a suit by a Holder pursuant to Section 6.07, a suit instituted by the Trustee or a suit by Holders of more than 10% in principal amount of the outstanding Securities of such series.

Section 6.13. Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or wrongfully taken Securities in Section 2.08, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 6.14. Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article 6 or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

Section 6.15. Notice to Trustee. The Company shall deliver to the Trustee, within five Business Days after the occurrence of a Default is known to the actual knowledge of an Officer of the Company, an Officer’s Certificate setting forth any events which would constitute a Default, their status and what action the Company is taking or proposes to take in respect thereto.

ARTICLE 7

TRUSTEE

Section 7.01. General. The duties and responsibilities of the Trustee shall be as provided by the Trust Indenture Act and as set forth herein. Notwithstanding the foregoing, no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability, including by giving any bond or surety, in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, unless it receives indemnity satisfactory to it against any loss, liability or expense. Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Article 7. In no event shall the Trustee be liable in its individual capacity for the obligation for indebtedness evidenced by any Security. In no event shall the Trustee be liable for special, punitive, indirect or consequential damages, including but not limited to lost profits, irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action arising in connection with this Indenture.

If an Event of Default has occurred and is continuing, and is actually known to the Trustee, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs. Except during the continuance of an Event of Default with respect to a series of Securities: (i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture with respect to such series and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied duties, covenants or obligations shall be read into this Indenture against the Trustee; (ii) the Trustee shall not be answerable for other than its negligence, willful misconduct or bad faith; and (iii) the Trustee shall not be liable for an error of judgment made in good faith, unless it has been proven that the Trustee was negligent in ascertaining the pertinent facts.

Section 7.02. Certain Rights of Trustee. Subject to Trust Indenture Act Sections 315(a) through (d):

(a) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, Officer’s Certificate, Opinion of Counsel (or both), statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper person or persons. The Trustee need not investigate any fact or matter stated in the document and may accept the same as conclusive evidence of the truth and accuracy of any such fact or matter stated in the document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit;

(b) before the Trustee acts or refrains from acting, it may require an Officer’s Certificate and/or an Opinion of Counsel, which shall conform to Section 10.04 and shall cover such other matters as the Trustee may reasonably request. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion. Subject to Sections 7.01 and 7.02, whenever in the administration of the trusts of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of bad faith on the part of the Trustee, be deemed to be conclusively proved and established by an Officer’s Certificate delivered to the Trustee, and such certificate, in the absence of bad faith on the part of the Trustee, shall be full warrant to the Trustee for any action taken, suffered or omitted by it under the provisions of this Indenture upon the faith thereof;

(c) the Trustee may act through its attorneys and agents not regularly in its employ and shall not be responsible for the misconduct or negligence of any agent or attorney appointed with due care;

(d) any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by an Officer’s Certificate (unless other evidence in respect thereof be herein specifically prescribed); and any Board Resolution may be evidenced to the Trustee by a copy thereof certified by the Secretary or an Assistant Secretary of the Company;

(e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders, unless such Holders shall have offered to the Trustee reasonable security or indemnity satisfactory to the Trustee against the loss, costs, expenses and liabilities that might be incurred by it in compliance with such request or direction;

(f) the Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers or for any action it takes or omits to take in accordance with the direction of the Holders in accordance with Section 6.05 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture (and any direction given by a Person that is, at the time of giving such direction, the Holder of any Security shall be conclusive and binding on every subsequent Holder of a Security that evidences the same indebtedness as the Security of such Holder);

(g) any action the Trustee takes or omits to take in good faith in accordance with the direction of a Person that is, at the time of giving such direction, the Holder of any Security shall be conclusive and binding on every subsequent Holder of a Security that evidences the same indebtedness as the Security of the consenting Holder;

(h) the Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(i) prior to the occurrence of an Event of Default hereunder and after the curing or waiving of all Events of Default, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, Officer’s Certificate, Opinion of Counsel, Board Resolution, statement, instrument, opinion, report, notice, request, consent, order, approval, appraisal, bond, debenture, note, coupon, security, or other paper or document unless requested in writing so to do by the Holders of not less than a majority in aggregate principal amount of the outstanding Securities of any series affected thereby (voting as a separate series);

provided that, if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require reasonable indemnity against such expenses or liabilities as a condition to proceeding; and

(j) the permissive right of the Trustee to take action under this Indenture or any Securities shall not be construed as a duty.

Section 7.03. Individual Rights of Trustee. The Trustee, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not the Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to Trust Indenture Act Sections 310(b) and 311. For purposes of Trust Indenture Act Section 311(b)(4) and (6), the following terms shall mean:

(a) “cash transaction” means any transaction in which full payment for goods or securities sold is made within seven days after delivery of the goods or securities in currency or in checks or other orders drawn upon banks or bankers and payable upon demand; and

(b) “self-liquidating paper” means any draft, bill of exchange, acceptance or obligation which is made, drawn, negotiated or incurred by the Company for the purpose of financing the purchase, processing, manufacturing, shipment, storage or sale of goods, wares or merchandise and which is secured by documents evidencing title to, possession of, or a lien upon, the goods, wares or merchandise or the receivables or proceeds arising from the sale of the goods, wares or merchandise previously constituting the security, provided the security is received by the Trustee simultaneously with the creation of the creditor relationship with the Company arising from the making, drawing, negotiating or incurring of the draft, bill of exchange, acceptance or obligation.

Section 7.04. Trustee’s Disclaimer. The recitals contained herein and in the Securities (except the Trustee’s certificate of authentication) shall be taken as statements of the Company and not of the Trustee and the Trustee assumes no responsibility for the correctness of the same. Neither the Trustee nor any of its agents (a) makes any representation as to the validity or adequacy of this Indenture or the Securities and (b) shall be accountable for the Company’s use or application of the proceeds from the Securities.

Section 7.05. Notice of Default. If any Default with respect to the Securities of any series occurs and is continuing and if such Default is known to the actual knowledge of a Responsible Officer within the corporate trust department of the Trustee, the Trustee shall mail to each Holder of Securities of such series notice of such Default within 90 days after it occurs, unless such Default shall have been cured or waived before the mailing or publication of such notice; provided, however, that, except in the case of a Default in the payment of the Principal of or interest on any Security, the Trustee shall be protected in withholding such notice if the Trustee in good faith determines that the withholding of such notice is in the interests of the Holders.

Section 7.06. Reports by Trustee to Holders. The Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto. If required by Section 313(a) of the Trust Indenture Act, the Trustee shall, within 60 days after each May 15 following the date of this Indenture, deliver to Holders a brief report, dated as of such May 15, which complies with the provisions of such Section 313(a).

A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange upon which any Securities are listed, with the Commission and with the Company. The Company will promptly notify the Trustee in writing when any Securities are listed on any stock exchange or cease to be listed on any stock exchange.

Section 7.07. Compensation and Indemnity. The Company shall pay to the Trustee such compensation as shall be agreed upon in writing from time to time for its services. The compensation of the Trustee shall not be limited by any law on compensation of a Trustee of an express trust. The Company shall reimburse the Trustee and any predecessor Trustee upon request for all reasonable out-of-pocket expenses, disbursements and advances incurred or made by the Trustee or such predecessor Trustee. Such expenses shall include the reasonable compensation and expenses of the Trustee’s or such predecessor Trustee’s agents, counsel and other persons not regularly in their employ.

The Company shall indemnify the Trustee and any predecessor Trustee for, and defend, protect and hold them harmless against, any loss, liability, damages, cost or expense incurred by them without negligence or willful misconduct on their part arising out of or in connection with the acceptance or administration of this Indenture and the Securities or the issuance of the Securities or of series thereof or the trusts hereunder and the performance of duties under this Indenture and the Securities, including the costs and expenses of defending themselves against or investigating any claim or liability and of complying with any process served upon them or any of their officers in connection with the exercise or performance of any of their powers or duties under this Indenture and the Securities.

To secure the Company’s payment obligations in this Section 7.07, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee, in its capacity as Trustee, except money or property held in trust to pay Principal of, and interest on particular Securities.

The obligations of the Company under this Section to compensate and indemnify the Trustee and each predecessor Trustee and to pay or reimburse the Trustee and each predecessor Trustee for expenses, disbursements and advances shall constitute additional indebtedness hereunder and shall survive the satisfaction and discharge of this Indenture or the rejection or termination of this Indenture under bankruptcy law or the resignation or removal of the Trustee. Such additional indebtedness shall be a senior claim to that of the Securities upon all property and funds held or collected by the Trustee as such, except funds held in trust for the benefit of the Holders of particular Securities, and the Securities are hereby subordinated to such senior claim. Without prejudice to any other rights available to the Trustee under applicable law, if the Trustee renders services and incurs expenses following an Event of Default under Section 6.01(d) or Section 6.01(e) hereof, the parties hereto and the holders by their acceptance of the Securities hereby agree that such expenses are intended to constitute expenses of administration under any bankruptcy law.

References to the Trustee in this Section 7.07 shall mean the Trustee and its officers, directors, employees and agents.

Section 7.08. Replacement of Trustee. A resignation or removal of the Trustee as Trustee with respect to the Securities of any series and appointment of a successor Trustee as Trustee with respect to the Securities of any series shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08.

The Trustee may resign as Trustee with respect to the Securities of any series at any time by so notifying the Company in writing. The Holders of a majority in principal amount of the outstanding Securities of any series may remove the Trustee as Trustee with respect to the Securities of such series by so notifying the Trustee in writing and may appoint a successor Trustee with respect thereto with the consent of the Company. The Company may remove the Trustee as Trustee with respect to the Securities of any series if: (i) the Trustee is no longer eligible under Section 7.11 of this Indenture; (ii) the Trustee is adjudged a bankrupt or insolvent; (iii) a receiver or other public officer takes charge of the Trustee or its property; or (iv) the Trustee becomes incapable of acting.

If the Trustee resigns or is removed as Trustee with respect to the Securities of any series, or if a vacancy exists in the office of Trustee with respect to the Securities of any series for any reason, the Company shall promptly appoint a successor Trustee with respect thereto. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the outstanding Securities of such series may appoint a successor Trustee in respect of such Securities to replace the successor Trustee appointed by the Company. If the successor Trustee with respect to the Securities of any series does not deliver its written acceptance required by Section 7.09 within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of a majority in principal amount of the outstanding Securities of such series may petition any court of competent jurisdiction for the appointment of a successor Trustee with respect thereto.

The Company shall give notice of any resignation and any removal of the Trustee with respect to the Securities of any series and each appointment of a successor Trustee in respect of the Securities of such series to all Holders of Securities of such series. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

Notwithstanding replacement of the Trustee with respect to the Securities of any series pursuant to this Section 7.08 and Section 7.09, the Company’s obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

Section 7.09. Acceptance of Appointment by Successor. In case of the appointment hereunder of a successor Trustee with respect to all Securities, every such successor Trustee so appointed shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges and subject to the lien provided for in Section 7.07, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.

In case of the appointment hereunder of a successor Trustee with respect to the Securities of one or more (but not all) series, the Company, the retiring Trustee and each successor Trustee with respect to the Securities of one or more series shall execute and deliver an indenture supplemental hereto wherein each successor Trustee shall accept such appointment and which (1) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates, (2) if the retiring Trustee is not retiring with respect to all Securities, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee, and (3) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust and that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee; and upon the execution and delivery of such supplemental indenture the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and each such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates; but, on request of the Company or any successor Trustee, such retiring Trustee shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder with respect to the Securities of that or those series to which the appointment of such successor Trustee relates.

Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in the first or second preceding paragraph, as the case may be.

No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be eligible under this Article and qualified under Section 310(b) of the Trust Indenture Act.

Section 7.10. Successor Trustee by Merger, Etc. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or national banking association, the resulting, surviving or transferee corporation or national banking association without any further act shall be the successor Trustee with the same effect as if the successor Trustee had been named as the Trustee herein.

Section 7.11. Eligibility. This Indenture shall always have a Trustee who satisfies the requirements of Trust Indenture Act Section 310(a). The Trustee shall have a combined capital and surplus of at least $25,000,000 as set forth in its most recent published annual report of condition.

Section 7.12. Money Held in Trust. The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law and except for money held in trust under Article 8 of this Indenture.

Section 7.13. Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused by, directly or indirectly, forces beyond its reasonable control, including without limitation strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software or hardware) services.

Section 7.14. U.S.A Patriot Act. The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may reasonably request in order for the Trustee to satisfy the requirements of the U.S.A. Patriot Act.

ARTICLE 8

SATISFACTION AND DISCHARGE OF INDENTURE; UNCLAIMED MONEYS

Section 8.01. Satisfaction and Discharge of Indenture. Unless otherwise provided in this Indenture or any supplemental indenture or Board Resolution with respect to any series of Securities, the Company may terminate its obligations under this Indenture with respect of the Securities of any series when:

(a) either (i) all the Securities of such series that have been authenticated and delivered have been delivered to the Trustee for cancellation (other than any Securities of such series which shall have been destroyed, lost or stolen and which shall have been replaced or paid as provided in Section 2.08); or (ii) all the Securities of such series that have not been delivered to the Trustee for cancellation shall have (A) become due and payable, or (B) are by their terms to become due and payable within one year or are to be called for redemption within one year and the Company shall have made irrevocable arrangements satisfactory to the Trustee for the giving of notice of redemption by such Trustee in the Company’s name, and at the Company’s expense, and the Company has irrevocably deposited or caused to be deposited with the Trustee sufficient funds to pay and discharge the entire indebtedness on the Securities of such series not theretofore delivered to the Trustee for cancellation, for principal, premium, if any, and interest to the date of such deposit (in the case of Securities that have become due and payable) or to the applicable maturity or redemption date, as the case may be (provided that upon any redemption that requires the payment of an amount over 100% of the principal amount of the Securities to be redeemed, the amount deposited shall be sufficient for purposes of this Indenture to the extent that an amount is deposited with the Trustee equal to the redemption price of the Securities to be redeemed calculated as of the date of the notice of redemption, with any deficit as of the date of the redemption only required to be deposited with the Trustee on or prior to the date of the redemption paid all other amounts payable under this Indenture), together with irrevocable instructions from the Company directing the Trustee to apply such funds to the payment thereof at the applicable maturity or redemption date, as the case may be;

(b) the Company shall have paid or caused to be paid all other sums then due and payable under this Indenture; and

(c) the Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel each stating that all conditions precedent under this Indenture relating to the satisfaction and discharge of the indenture have been complied with.

If the foregoing conditions are met, the Trustee, on demand of the Company accompanied by an Officer’s Certificate and an Opinion of Counsel and at the cost and expense of the Company, shall execute proper instruments prepared by the Company acknowledging such satisfaction of and discharging this Indenture with respect to such series except as to:

(1) rights of registration of transfer and exchange of Securities of such series;

(2) the Company’s right of optional redemption, if any;

(3) obligations of the Company in respect of substitution of mutilated, defaced, destroyed, lost or stolen Securities;

(4) the rights, powers, trusts, duties and immunities of the Trustee hereunder;

(5) the rights of the Holders of such series of Securities as beneficiaries hereof with respect to the property so deposited with the Trustee payable to all or any of them;

(6) the defeasance provisions of Section 8.05; and

(7) the rights of the Company to be repaid any money pursuant to Section 8.03 and Section 8.04.

Following such time that all Securities of such series have been paid in full only clause (7) of the paragraph above and Section 7.07 shall survive with respect to such series of Securities.

Section 8.02. Application by Trustee of Funds Deposited for Payment of Securities. Subject to Section 8.04, all moneys (including U.S. Government Obligations and the proceeds thereof) deposited with the Trustee pursuant to Section 8.01, Section 8.05 or Section 8.06 shall be held in trust and applied by it to the payment, either directly or through any paying agent to the Holders of the particular Securities of such series for the payment or redemption of which such moneys have been deposited with the Trustee, of all sums due and to become due thereon for Principal and interest; but such money need not be segregated from other funds except to the extent required by law.

Section 8.03. Repayment of Moneys Held by Paying Agent. In connection with the satisfaction and discharge of this Indenture with respect to Securities of any series, all moneys then held by any paying agent under the provisions of this Indenture with respect to such series of Securities shall, upon demand of the Company, be repaid to it or paid to the Trustee and thereupon such paying agent shall be released from all further liability with respect to such moneys.

Section 8.04. Return of Moneys Held by Trustee and Paying Agent Unclaimed for Two Years. Any moneys deposited with or paid to the Trustee or any paying agent for the payment of the Principal of or interest on any Security of any series and not applied but remaining unclaimed for two years after the date upon which such Principal or interest shall have become due and payable, shall, upon the written request of the Company and unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property law, be repaid to the Company by the Trustee for such series or such paying agent, and the Holder of the Security of such series shall, unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property laws, thereafter look only to the Company for any payment which such Holder may be entitled to collect, and all liability of the Trustee or any paying agent with respect to such moneys shall thereupon cease.

Section 8.05. Defeasance and Discharge of Indenture. Unless otherwise provided in this Indenture or any supplemental indenture or Board Resolution with respect to any series of Securities, following the deposit referred to in clause (a), the Company will be deemed to have paid the entire indebtedness represented by, and will be discharged from its obligations in respect of, the Securities of any series and this Indenture, other than its obligations in Sections 2.01, 2.02 2.03, 2.04, 2.05, 2.06, 2.07, 2.08, 2.09, 2.10, 2.11, 2.12, 4.01, 4.02, 7.07 and 7.08 and those listed in clauses (1) through (7) of Section 8.01 (following such time that all Securities of such series have been paid in full only clause (7) of Section 8.01 and Section 7.07 shall survive with respect to such series of Securities); provided that the following conditions have been satisfied:

(a) the Company has irrevocably deposited or caused to be deposited with the Trustee as trust funds for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to the benefits of the holders of the Securities of a series in cash or Governmental Obligations or a combination thereof (other than moneys repaid by the Trustee or any paying agent to the Company in accordance with Section 8.04) in each case sufficient without reinvestment, and which shall be applied by the Trustee to pay and discharge, all of the principal, interest and any premium at due date or maturity or, if the Company has made irrevocable arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the Company’s name and at the Company’s expense, the redemption date (provided that upon any redemption that requires the payment of an amount over 100% of the principal amount of the Securities to be redeemed, the amount deposited shall be sufficient for purposes of this Indenture to the extent that an amount is deposited with the Trustee equal to the redemption price of the Securities to be redeemed calculated as of the date of the notice of redemption, with any deficit as of the date of the redemption only required to be deposited with the Trustee on or prior to the date of the redemption paid all other amounts payable under this Indenture);

(b) the Company has delivered to the Trustee an Opinion of Counsel stating that, based on a U.S. Internal Revenue Service ruling received by the Company or a change in applicable U.S. federal income tax law occurring after the date hereof, the beneficial owners of the Securities of such series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit, defeasance and discharge to be effected and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would be the case if the deposit, defeasance and discharge did not occur;

(c) no Default with respect to the outstanding Securities of such series has occurred and is continuing at the time of such deposit after giving effect to the deposit (other than an Event of Default resulting from the borrowing of funds to be applied to such deposit and the grant of any lien or security securing such borrowings);

(d) the defeasance will not cause the Trustee to have a conflicting interest within the meaning of the Trust Indenture Act, assuming all Securities of such series were in default within the meaning of the Trust Indenture Act;

(e) the defeasance will not result in a breach or violation of, or constitute a default under any other material agreement or instrument to which the Company is a party or by which it is bound;

(f) the defeasance will not result in the trust arising from such deposit constituting an investment company within the meaning of the Investment Company Act of 1940, as amended, unless the trust is registered under the Investment Company Act of 1940, as amended, or exempt from registration; and

(g) the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the defeasance have been complied with.

Thereafter, the Trustee upon request will acknowledge in writing the discharge of the Company’s obligations under the Securities of such series and this Indenture except for the surviving obligations specified above.

Section 8.06. Defeasance of Certain Obligations. Unless otherwise provided in this Indenture or any supplemental indenture or Board Resolution with respect to any series of Securities, the Company’s obligations set forth in Section 4.04, Section 4.05, Section 5.01 and any covenant established pursuant to Section 2.03(r) will terminate and Section 6.01(c) and Section 6.01(f) will no longer constitute an Event of Default; provided that the following conditions have been satisfied:

(a) the Company has complied with Sections 8.05(a), 8.05(c), 8.05(d), 8.05(e), 8.05(f) and 8.05(g); and

(b) the Company has delivered to the Trustee an Opinion of Counsel to the effect that the beneficial owners of the Securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit and covenant defeasance to be effected and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would be the case if the deposit and covenant defeasance did not occur.

Except as specifically stated above, none of the Company’s obligations under this Indenture will be discharged.

Section 8.07. Reinstatement. If the Trustee or paying agent is unable to apply any monies or U.S. Government Obligations in accordance with Article 8 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to this Article until such time as the Trustee or paying agent is permitted to apply all such monies or U.S. Government Obligations in accordance with Article 8; provided, however, that if the Company has made any payment of Principal of or interest on any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the monies or U.S. Government Obligations held by the Trustee or paying agent.

Section 8.08. Excess Funds. Anything in this Article 8 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon written request of the Company, any money or U.S. Government Obligations (or other property and any proceeds therefrom) held by it as provided in Section 8.01, 8.05 or 8.06 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect a discharge or defeasance, as applicable, in accordance with this Article 8.

Section 8.09. Qualifying Trustee. Any trustee appointed pursuant to Section 8.05 or 8.06 for the purpose of holding money or U.S. Government Obligations deposited pursuant to such Sections shall be appointed under an agreement in form acceptable to the Trustee and shall provide to the Trustee a certificate, upon which certificate the Trustee shall be entitled to conclusively rely, that all conditions precedent provided for herein to the related defeasance have been complied with. In no event shall the Trustee be liable for any acts or omissions of said trustee.

ARTICLE 9

AMENDMENTS, SUPPLEMENTS AND WAIVERS

Section 9.01. Without Consent of Holders. The Company and the Trustee may amend or supplement this Indenture or the Securities of any series without notice to or the consent of any Holder:

(a) to cure any ambiguity, omission, defect or inconsistency in this Indenture or the Securities of any series;

(b) to comply with Article 5;

(c) to provide for uncertificated Securities in addition to or in place of certificated Securities; provided that such uncertificated Securities are issued in registered form for purposes of Section 163(f) of the Internal Revenue Code of 1986, as amended;

(d) to comply with the rules of any applicable Depositary;

(e) to secure the Securities of any series;

(f) to add covenants of the Company and its Subsidiaries or Events of Default for the benefit of Holders or to make changes that would provide additional rights to the Holders or to surrender any right or power conferred upon the Company hereunder;

(g) to make any change that does not adversely affect the legal rights of such Holder under this Indenture or the Securities of any series held by such Holder, including any changes that apply only to Securities of another series;

(h) to comply with any requirements of the Commission in connection with the qualification of this Indenture under the Trust Indenture Act;

(i) to evidence and provide for the acceptance of appointment hereunder with respect to the Securities of any or all series by a successor Trustee and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee; provided that any successor Trustee is otherwise qualified and eligible to act as such under the terms of this Indenture;

(j) to make any amendment to the provisions of this Indenture relating to the transfer and legending of Securities as permitted by this Indenture, including, without limitation, to facilitate the issuance and administration of any Securities; provided, however, that (a) compliance with this Indenture as so amended would not result in Securities being transferred in violation of the Securities Act or any applicable securities law and (b) such amendment does not materially and adversely affect the rights of Holders to transfer Securities; and

(k) to conform the text of this Indenture or the terms of the Securities of any series to any provision of the “description of securities” section of any prospectus, prospectus supplement, offering memorandum, offering circular or any other document pursuant to which the Securities of such series were offered.

Section 9.02. With Consent of Holders. Subject to Sections 6.04 or 6.07, without prior notice to any Holders, the Company and the Trustee may amend this Indenture and the Securities of any series with the written consent of the Holders of a majority in principal amount of the outstanding Securities of such series (voting as a separate series), and the Holders of a majority in principal amount of the outstanding Securities of any series (voting as a separate series) by written notice to the Trustee may waive future compliance by the Company with any provision of this Indenture or the Securities of such series.

Notwithstanding the provisions of this Section 9.02, without the consent of each Holder affected thereby, an amendment or waiver, including a waiver pursuant to Section 6.04, may not:

(a) reduce the principal amount of Securities whose Holders must consent to an amendment, supplement or waiver;

(b) reduce the stated rate of interest or extend the stated time for payment of interest on any Security;

(c) reduce the Principal of or extend the stated maturity of any Security;

(d) waive a Default or Event of Default in the payment of principal of, premium, if any, or interest on any Securities (except a rescission of acceleration of a series of Securities by the Holders of at least a majority in aggregate principal amount of the then outstanding Securities of such series (voting as a separate series) with respect to a nonpayment default and a waiver of the payment default that resulted from such acceleration);

(e) make any Security payable in a currency other than that stated in the Security;

(f) impair the right of any Holder to receive payment of principal, premium, if any, or interest on such Holder’s Securities on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Securities; or

(g) make any change in the amendment or waiver provisions which require each Holder’s consent.

A supplemental indenture which changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of one or more particular series of Securities, or which modifies the rights of Holders of Securities of such series with respect to such covenant or provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other series.

It shall not be necessary for the consent of any Holder under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof. A consent to any amendment, supplement or waiver under this Indenture by any Holder given in connection with a tender of such Holder’s Securities will not be rendered invalid by such tender.

After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company shall give to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. The Company will mail supplemental indentures to Holders upon request. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture or waiver.

Section 9.03. Revocation and Effect of Consent. Until an amendment or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the Security of the consenting Holder, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to its Security or portion of its Security. Such revocation shall be effective only if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective. An amendment, supplement or waiver shall become effective with respect to any Securities affected thereby on receipt by the Trustee of written consents from the requisite Holders of outstanding Securities affected thereby.

The Company may, but shall not be obligated to, fix a record date (which may be not less than five nor more than 60 days prior to the solicitation of consents) for the purpose of determining the Holders of the Securities of any series affected entitled to consent to any amendment, supplement or waiver. If a record date is fixed, then, notwithstanding the immediately preceding paragraph, those Persons who were such Holders at such record date (or their duly designated proxies) and only those Persons shall be entitled to consent to such amendment, supplement or waiver or to revoke any consent previously given, whether or not such Persons continue to be such Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

After an amendment, supplement or waiver becomes effective with respect to the Securities of any series affected thereby, it shall bind every Holder of such Securities unless it is of the type described in any of clauses Section 9.02(a) through Section 9.02(g). In case of an amendment or waiver of the type described in Section 9.02(a) through Section 9.02(g), the amendment or waiver shall bind each such Holder who has consented to it and every subsequent Holder of a Security that evidences the same indebtedness as the Security of the consenting Holder.

Section 9.04. Notation on or Exchange of Securities. If an amendment, supplement or waiver changes the terms of any Security, the Trustee may require the Holder thereof to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security about the changed terms and return it to the Holder and the Trustee may place an appropriate notation on any Security of such series thereafter authenticated. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security of the same series and tenor that reflects the changed terms.

Section 9.05. Trustee to Sign Amendments, Etc. The Trustee shall be entitled to receive, and shall be fully protected in conclusively relying upon, an Opinion of Counsel and Officer’s Certificate stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article 9 is authorized or permitted by this Indenture, stating that all requisite consents have been obtained or that no consents are required and stating that such supplemental indenture constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to customary exceptions. The Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver that adversely affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

Section 9.06. Conformity with Trust Indenture Act. Every supplemental indenture executed pursuant to this Article 9 shall conform to the requirements of the Trust Indenture Act as then in effect.

ARTICLE 10

MISCELLANEOUS

Section 10.01. Trust Indenture Act of 1939. This Indenture shall incorporate and be governed by the provisions of the Trust Indenture Act that are required to be part of and to govern indentures qualified under the Trust Indenture Act.

Section 10.02. Notices. Any notice or communication shall be sufficiently given if written and (a) if delivered in person when received or (b) if mailed by first class mail 5 calendar days after mailing or (c) as between the Company and the Trustee if sent by facsimile transmission, when transmission is confirmed, in each case addressed as follows:

if to the Company:

Cadence Design Systems, Inc. 2655 Seely Avenue, Building 5 San Jose, California 95134
Facsimile:	(408) 428-5455
Attention:	Senior Vice President, General Counsel and Secretary

if to the Trustee:

Wells Fargo Bank, National Association 333 S. Grand Avenue, 5th Floor, Suite 5A Los Angeles, California 90071 MAC: E2064-05A
Facsimile:	(213) 253-7398
Attention:	Corporate, Municipal and Escrow Solutions – Cadence Design Systems, Inc. Corporate Trust Administrator

The Company or the Trustee by written notice to the other may designate additional or different addresses for subsequent notices or communications.

Notwithstanding any other provision of the Indenture or any Security, where this Indenture or any Note provides for notice of any event (including any notice of redemption) to any Holder of an interest in a Global Security (whether by mail or otherwise), such notice shall be sufficiently given if given to the Depositary for such Global Security (or its designee) according to the applicable procedures of the Depositary.

Any notice given by publication will be deemed given on the first date on which publication is made. Any notice or communication shall be sufficiently given to Holders of Securities by mailing to such Holders at their addresses as they shall appear on the Security Register. Notice mailed shall be sufficiently given if so mailed within the time prescribed. Copies of any such communication or notice to a Holder shall also be mailed to the Trustee and each Agent at the same time.

Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. Except as otherwise provided in this Indenture, if a notice or communication is mailed in the manner provided in this Section 10.02, it is duly given, whether or not the addressee receives it.

Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

In case it shall be impracticable to give notice as herein contemplated, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

Section 10.03. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

(a) an Officer’s Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(b) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

Section 10.04. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than the certificate required by Section 4.04) shall include:

(a) a statement that each person signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(b) a brief statement as to the nature and scope of the examination or investigation upon which the statement or opinion contained in such certificate or opinion is based;

(c) a statement that, in the opinion of each such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d) a statement as to whether or not, in the opinion of each such person, such condition or covenant has been complied with; provided, however, that, with respect to matters of fact, an Opinion of Counsel may rely on an Officer’s Certificate or certificates of public officials.

Section 10.05. Evidence of Ownership. The Company, the Trustee and any agent of the Company or the Trustee may deem and treat the person in whose name any Security shall be registered upon the Security Register for such series as the absolute owner of such Security (whether or not such Security shall be overdue and notwithstanding any notation of ownership or other writing thereon) for the purpose of receiving payment of or on account of the Principal of and, subject to the provisions of this Indenture, interest on such Security and for all other purposes; and neither the Company nor the Trustee nor any agent of the Company or the Trustee shall be affected by any notice to the contrary.

Section 10.06. Rules by Trustee, Paying Agent or Registrar. The Trustee may make reasonable rules for action by or at a meeting of Holders. The Paying Agent or Registrar may make reasonable rules for its functions.

Section 10.07. Payment Date Other Than a Business Day. Except as otherwise provided with respect to a series of Securities, if any date for payment of Principal or interest on any Security shall not be a Business Day at any place of payment, then payment of Principal of or interest on such Security, as the case may be, need not be made on such date, but may be made on the next succeeding Business Day at any place of payment with the same force and effect as if made on such date and no interest shall accrue in respect of such payment for the period from and after such date.

Section 10.08. Governing Law; Waiver of Jury Trial. The laws of the State of New York shall govern this Indenture and the Securities. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES OR THE TRANSACTION CONTEMPLATED HEREBY.

Section 10.09. No Adverse Interpretation of Other Agreements. This Indenture may not be used to interpret another indenture or loan or debt agreement of the Company or any Subsidiary of the Company. Any such indenture or agreement may not be used to interpret this Indenture.

Section 10.10. Successors. All agreements of the Company in this Indenture and the Securities shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

Section 10.11. Duplicate Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

Section 10.12. Separability. In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 10.13. Table of Contents, Headings, Etc. The Table of Contents and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms and provisions hereof.

Section 10.14. Incorporators, Stockholders, Officers and Directors of Company Exempt From Individual Liability. No recourse under or upon any obligation, covenant or agreement contained in this Indenture or any indenture supplemental hereto, or in any Security, or because of any indebtedness evidenced thereby, shall be had against any incorporator, as such or against any past, present or future member, partner, stockholder, officer, director or employee, as such, of the Company or of any successor, either directly or through the Company or any successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of the Securities by the Holders thereof and as part of the consideration for the issue of the Securities.

Section 10.15. Judgment Currency. The Company agrees, to the fullest extent that it may effectively do so under applicable law, that (a) if for the purpose of obtaining judgment in any court it is necessary to convert the sum due in respect of the Principal of or interest on the Securities of any series (the “Required Currency”) into a currency in which a judgment will be rendered (the “Judgment Currency”), the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Trustee could purchase in The City of New York the Required Currency with the Judgment Currency on the day on which final unappealable judgment is entered, unless such day is not a Business Day, then, to the extent permitted by applicable law, the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Trustee could purchase in The City of New York the Required Currency with the Judgment Currency on the Business Day preceding the day on which final unappealable judgment is entered and (b) its obligations under this Indenture to make payments in the Required Currency (i) shall not be discharged or satisfied by any tender, or any recovery pursuant to any judgment (whether or not entered in accordance with subsection (a)), in any currency other than the Required Currency, except to the extent that such tender or recovery shall result in the actual receipt, by the payee, of the full amount of the Required Currency expressed to be payable in respect of such payments, (ii) shall be enforceable as an alternative or additional cause of action for the purpose of recovering in the Required Currency the amount, if any, by which such actual receipt shall fall short of the full amount of the Required Currency so expressed to be payable and (iii) shall not be affected by judgment being obtained for any other sum due under this Indenture.

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SIGNATURES

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the date first written above.

CADENCE DESIGN SYSTEMS, INC. as the Company

By:	/s/ Geoffrey G. Ribar
	Name:	Geoffrey G. Ribar
	Title:	Senior Vice President and Chief Financial Officer

WELLS FARGO BANK, NATIONAL ASSOCIATION as the Trustee

By:	/s/ Maddy Hall
	Name:	Maddy Hall
	Title:	Vice President